SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2007

SYNUTRA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33397	13-4306188

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2275 Research Blvd., Suite 500
Rockville, MD 20850
(Address of principal executive offices including Zip Code)

                  (301) 840-3888
(Registrant’s telephone number, including area code)

                                        (Not applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Synutra International, Inc.
Current Report on Form 8-K

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 24, 2007, Synutra International, Inc. (the “Company”) issued a press release announcing that on August 20, 2007, it received a staff determination letter from The NASDAQ Stock Market stating that the Company’s common stock is subject to delisting from the NASDAQ Global Market. The notice was issued in accordance with NASDAQ Marketplace Rule 4310(c)(14) for the Company’s failure to file a quarterly report on Form 10-Q for the period ended June 30, 2007 with the U.S. Securities and Exchange Commission (the “SEC”) by the required deadline. The Company had previously filed a Form 12b-25 with the SEC stating that the Company would be unable to file its Form 10-Q by the original filing deadline of August 14, 2007 due to the Company’s anticipated restatement of its historical financial statements for fiscal 2007.

The Company has appealed NASDAQ’s staff determination and requested a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”). The appeal and hearing request will stay the suspension of trading in the Company’s securities pending a decision by the Panel, and the Company’ stock will remain listed during this time period. The Company can make no assurance that the Panel will grant the Company’s request for continued listing.

A copy of the press release issued by the Company on August 24, 2007 is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document
99.1	Synutra International, Inc. Press Release dated August 24, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNUTRA INTERNATIONAL, INC.
(Registrant)

Dated: August 24, 2007	By:	/s/ Weiguo Zhang
	Name:	Weiguo Zhang
	Title:	President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Document
99.1	Synutra International, Inc. Press Release dated August 24, 2007.